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                                                                  EXHIBIT 23.02

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this registration statement (Form S-1) of our report dated April 23, 1998 with respect to the financial statements of Federated Investors, Inc. for the years ended December 31, 1997, and 1996 and to the reference to our firm under the caption "Experts", both included in the Registration Statement (Form S-1 No. 333-48405) filed with the Securities Exchange Commission.

                                       /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 13, 1998